Exhibit 99.2

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

INCREASE IN CASH DIVIDEND

Minneapolis, MN (April 16, 2025)  -  Winmark Corporation (Nasdaq: WINA) announced today that its

Board of Directors has approved an increase in its regular quarterly cash dividend to shareholders. The quarterly dividend of $0.96 per share represents an increase of $0.06 from its previous dividend rate. The cash dividend will be paid June 2, 2025 to shareholders of record on the close of business on May 14, 2025. Future dividends will be subject to Board approval.

Winmark - the Resale Company®, is a nationally recognized franchising business focused on sustainability and small business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At March 29, 2025, there were 1,363 franchises in operation and over 2,800 available territories.  An additional 79 franchises have been awarded but are not open.